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                                                                     Exhibit 23


                    Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-62664) of Argosy Gaming Company and in the Registration Statement (Form S-8 No. 33-76418) pertaining to the Stock Option Plan and Director Option Plan of Argosy Gaming Company of our report dated January 25, 2002, with respect to the consolidated financial statements of Argosy Gaming Company included in the Annual Report (Form 10-K) for the year ended December 31, 2001.

                                                              Ernst & Young LLP


Chicago, Illinois
March 13, 2002